EX-99.23(d)(141)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, the Adviser desires to appoint Sub-Adviser to provide, and Sub-Adviser has agreed to provide, additional sub-investment advisory services to the following two new investment portfolio of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided: 1) JNL/PPM America Mid Cap Value Fund; and 2) JNL/PPM America Small Cap Value Fund.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated March 31, 2008, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated March 31, 2008, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 31st day of March, 2008.


JACKSON NATIONAL ASSET                      PPM AMERICA, INC.
MANAGEMENT, LLC


By:_______________________________          By:_______________________________
Name:  MARK D. NERUD                        Name:_____________________________
Title:   PRESIDENT                          Title:____________________________

                                   SCHEDULE A
                                 MARCH 31, 2008
                                     (Funds)

  ----------------------------------------------------------------------------
                        JNL/PPM America Core Equity Fund
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
                      JNL/PPM America High Yield Bond Fund
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
                       JNL/PPM America Mid Cap Value Fund
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
                      JNL/PPM America Small Cap Value Fund
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
                        JNL/PPM America Value Equity Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                 MARCH 31, 2008
                                 (Compensation)

----------------------------------------------------------------------------
                        JNL/PPM AMERICA CORE EQUITY FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $150 Million                                              0.25%
------------------------------------------------------- --------------------
$150 Million to $300 Million                                    0.20%
------------------------------------------------------- --------------------
Amounts over $300 Million                                       0.17%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                      JNL/PPM AMERICA HIGH YIELD BOND FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $150 Million                                              0.20%
------------------------------------------------------- --------------------
$150 Million to $300 Million                                   0.175%
------------------------------------------------------- --------------------
Amounts over $300 Million                                       0.15%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                       JNL/PPM AMERICA MID CAP VALUE FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $150 Million                                              0.25%
------------------------------------------------------- --------------------
$150 Million to $300 Million                                    0.20%
------------------------------------------------------- --------------------
Amounts over $300 Million                                       0.17%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                      JNL/PPM AMERICA SMALL CAP VALUE FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $150 Million                                              0.25%
------------------------------------------------------- --------------------
$150 Million to $300 Million                                    0.20%
------------------------------------------------------- --------------------
Amounts over $300 Million                                       0.17%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                        JNL/PPM AMERICA VALUE EQUITY FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
------------------------------------------------------- --------------------
$0 to $150 Million                                              0.25%
------------------------------------------------------- --------------------
$150 Million to $300 Million                                    0.20%
------------------------------------------------------- --------------------
Amounts over $300 Million                                       0.17%
------------------------------------------------------- --------------------